Exhibit 3.9

SECOND AMENDMENT

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GRIZZLY VENTURES LLC

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GRIZZLY VENTURES LLC (this “Amendment”) is made effective as of the 6th day of May, 2010 (the “Effective Date”), by Grizzly Equity LLC, a Delaware limited liability company (the “Member”), the sole Member and Managing Member of Grizzly Ventures LLC, a Delaware limited liability company (the “LLC”), and WILLIAM C. DIAMOND and JERRY DANIEL, as independent non-member managers, having an office at c/o CT Corporation Staffing, Inc., 1209 Orange Street, Wilmington, DE 19801 (the “Independent Managers”).

WHEREAS, the LLC was formed pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on March 2, 2006; and

WHEREAS, the Amended and Restated Limited Liability Company Agreement of the LLC was executed by the Member and the Initial Independent Managers (as defined therein), effective October 24, 2008 (as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of the LLC, dated as of December 16, 2009, as amended hereby and as further amended, modified or restated from time to time, the “LLC Agreement”); and

WHEREAS, DuPont Fabros Technology, L.P., a Maryland limited partnership and the sole member of the Member (“DFTLP”) desires to enter into a Credit Agreement, dated on or around the date hereof (the “DFTLP Credit Agreement”), to be entered into among DFTLP, as borrower, the lenders from time to time party thereto (the “DFTLP Lenders”) and KeyBank National Association in its capacity as administrative agent for the DFTLP Lenders, pursuant to which the DFTLP Lenders shall agree to provide a senior unsecured revolving credit loan to DFTLP in an aggregate amount not to exceed $100 million (the “DFTLP Loan”); and

WHEREAS, DuPont Fabros Technology, Inc., a Maryland corporation and the general partner of DFTLP (the “Parent”), the LLC and certain other direct and indirect subsidiaries of DFTLP are required to guarantee the obligations of DFTLP under the DFTLP Credit Agreement and the related loan documents; and

WHEREAS, the Senior Lender (as defined in the LLC Agreement) has consented to the DFTLP Loan and the guarantee by the LLC of the obligations of DFTLP thereunder pursuant to (i) that certain Third Amendment to Credit Agreement, dated as of March 24, 2010, by and among the LLC, DFTLP, the Senior Lender and KeyBank National Association, as administrative agent (the “Third Amendment”) and (ii) a certain letter dated as of the date hereof, from KeyBank National Association, as agent, to the LLC (together with the Third Amendment, collectively, the “Senior Lender Consent”); and

WHEREAS, the Member desires to amend the LLC Agreement to modify certain provisions of the LLC Agreement to permit the guarantee by the LLC of the obligations of DFTLP under the DFTLP Loan in accordance with the terms of the Senior Lender Consent.

NOW, THEREFORE, the Member and the Independent Managers, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals. The recitals set forth above are hereby incorporated as if set forth in full herein.

2. Definitions. All capitalized terms set forth in this Amendment but not otherwise expressly defined herein shall have the meanings ascribed to such terms in the LLC Agreement, which LLC Agreement is incorporated herein by this reference.

3. Amendments to LLC Agreement. The LLC Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 of the LLC Agreement:

““DFTLP Credit Agreement” means that certain Credit Agreement, dated May 6, 2010, by and among DFTLP, as borrower, the DFTLP Lenders, KeyBank National Association in its capacity as administrative agent, and KeyBanc Capital Markets as sole lead arranger and sole book manager, pursuant to which the DFTLP Lenders have agreed to provide the DFTLP Loan to DFTLP, and any replacement, renewal, modification or extension thereof.”

““DFTLP Lenders” means, collectively, the lenders now or hereafter a party to the DFTLP Credit Agreement, and KeyBank National Association, as administrative agent for such lenders, or such other holders of the DFTLP Loan from time to time, and their successors and assigns.”

““DFTLP Loan” means the unsecured revolving credit loans made by the DFTLP Lenders to DFTLP pursuant to the DFTLP Credit Agreement, and any replacement, renewal, restatement, modification or extension thereof.”

““DFTLP Loan Documents” means, collectively, the DFTLP Credit Agreement and any note, guaranty, and any other loan document or instrument executed in connection therewith or pursuant thereto, and any replacement, renewal, modification or extension thereof.”

““DFTLP Loan Guarantee” means the unsecured guarantee of the DFTLP Loan made by the LLC as contemplated in Paragraph 3 of the Third Amendment to Senior Loan Agreement. The terms and amount of the DFTLP Loan Guarantee and any amendments thereto are subject to the terms, provisions and limitations in the Third Amendment to Senior Loan Agreement.”

““Third Amendment to Senior Loan Agreement” means that certain Third Amendment to Credit Agreement, dated as of March 24, 2010, by and among the LLC, DFTLP, the Senior Lender and KeyBank National Association, as administrative agent.”

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(b) Section 2.7 of the LLC Agreement is hereby amended as follows:

i. Clause (i) of Subsection (o) is hereby deleted in its entirety and replaced with the following:

“(i) assume or guarantee the liabilities of the Member (or any predecessor entity), any Affiliates of the Member, or any other Person, other than in connection with the DFTLP Notes, the Indenture, the DFTLP Guarantee, the DFTLP Loan, the DFTLP Loan Documents and the DFTLP Loan Guarantee,”

ii. Clause (iv) of Subsection (o) is hereby deleted in its entirety and replaced with the following:

“(iv) hold out its credit as being available to satisfy the obligations of any other Person, other than in connection with the DFTLP Notes, the Indenture, the DFTLP Guarantee, the DFTLP Loan, the DFTLP Loan Documents and the DFTLP Loan Guarantee,”

iii. Subsection (p) is hereby amended by deleting the words “and the DFTLP Guarantee” and inserting in lieu thereof the following: “, the DFTLP Guarantee, the DFTLP Loan, the DFTLP Loan Documents and the DFTLP Loan Guarantee,”.

iv. Subsection (s) is hereby amended by inserting the words “and the DFTLP Loan Guarantee” after the words “the DFTLP Guarantee”.

(c) Subsection (a) of Section 4.6 of LLC Agreement is hereby amended by inserting “and the DFTLP Loan Documents” after the reference to “Loan Documents”.

4. Ratification. The Member and the Independent Managers hereby ratify, affirm and agree to be bound by all of the terms and provisions of the LLC Agreement, as amended by this Amendment.

5. Miscellaneous.

(a) This Amendment and the rights and liabilities of the parties hereunder shall be governed by and determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns.

(c) No provision of this Amendment is intended to be for the benefit of or enforceable by any third party.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment effective as of the day and year set forth above.

GRIZZLY EQUITY LLC, a Delaware limited liability company

By:	DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership, its managing member

	By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its General Partner

		By:	/s/ Hossein Fateh
		Name:	Hossein Fateh
		Title:	President and Chief Executive Officer

INDEPENDENT MANAGER ONE/SPECIAL MEMBER:

/s/ William C. Diamond
William C. Diamond

INDEPENDENT MANAGER/SPECIAL MEMBER:

/s/ Jerry Daniel
Jerry Daniel

CONSENT OF AGENT

By executing below, the undersigned hereby provides its written approval, on behalf of the Senior Lender, to the foregoing Second Amendment to Amended and Restated Limited Liability Company Agreement of Grizzly Ventures LLC.

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Eric Hafertepen
Name:	Eric Hafertepen
Title:	Vice President